EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-28486, 33-39862, 33-39864, 33-60930, 33-83662, 33-99564, 33-99566, 333-92063,
333-98323, 333-98325 and 333-120561 of Communications Systems, Inc. of our report dated March 22, 2005 on the consolidated financial statements and financial statement schedule of Communications Systems, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Communications Systems, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
March 29, 2005
Minneapolis, Minnesota